Exhibit 24.1; Power of Attorney
LIMITED POWER OF ATTORNEY
FOR
MICROFLUIDICS INTERNATIONAL CORPORATION
SECTION 16(a) FILINGS

Know all by these presents, that the undersigned hereby constitutes and appoints each of Michael C. Ferrara, Peter F.
Byczko and Phyllis Craine, singly, the undersigneds true and lawful attorney-in-fact to, individually or together:

(1) Execute for and on behalf of the undersigned, in the undersigneds capacity as an officer, director and or stockholder of Microfluidics International Corporation, including any subsidiary thereof (collectively, the Company), Forms 3, 4, and
5 and amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules there under, and any other forms or reports the undersigned may be required to file in connection with the undersigneds ownership, acquisition, or disposition of securities of the Company;

(2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or other report or form or any amendment thereto and timely file such form or report with the United States Securities and Exchange Commission (the SEC) and any stock exchange or similar authority; and

(3) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each such foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and S with respect to the undersigneds holdings of and transaction in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of February, 2OlO.

(Signature)
/S/ Henry Kay